Loan # 569367181

Monthly payments of interest only for five loan years (or as otherwise billed)

Interest Rate — 4.54% per annum

NOTE

$1,530,000.00	Youngstown, Ohio
January 31, 2012

FOR VALUE RECEIVED, ARCDV DGATNIL001, LLC; ARCDV FDWVLMS1, LLC, ARCDV FDGTRMS1, LLC; and ARCDV FDKNSOK001, LLC, each a Delaware limited liability company (individually, a "Borrower" and, collectively, the "Borrowers"), jointly and severally, promise to pay to the order of FIRST PLACE BANK whose address is 724 Boardman Poland Road, Youngstown, Ohio 44512 ("Lender," which term shall include any subsequent holder hereof), at Lender's office aforesaid, or at such other place as Lender may designate, the principal sum of One Million Five Hundred Thirty Thousand Dollars ($1,530,000.00), or so much thereof as may be advanced by Lender to Borrowers from time to time, together with interest on the unrepaid advances of said principal sum from date of disbursement by Lender and with all other charges herein provided, payable in cash, at the rates and in the manner hereinafter set forth.

Each Borrower certifies to Lender that such Borrower, its principals and the guarantor of the Loan are not currently identified on the "OFAC list" of specially designated nationals and sanctioned persons that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control.

1. DEFINITIONS

The following terms wherever used in this Note shall have the following meanings:

1.1 "Applicable Percentage" shall mean one hundred twenty percent (120%) for the first Mortgaged Property sold pursuant to the terms of Subsection 4.4 of this Note and one hundred forty percent (140%) for each subsequent Mortgaged Property sold pursuant to the terms of Subsection 4.4 of this Note; provided, however, if two (2) or more Mortgaged Properties are sold simultaneously, the Mortgaged Property with the lowest Assigned Debt Amount being sold shall be deemed to be the first Mortgaged Property sold.

1.2 "Assigned Debt Amount" shall mean, for each Mortgaged Property, the amount set forth on Exhibit A attached hereto.

1.3 "Default Rate of Interest" shall mean an interest rate equal to the lesser of twelve percent (12%) per annum or the maximum rate per annum permitted by applicable law. Notwithstanding any provision contained in this Note, in the event that the Event of Default relates to an Event of Default which cannot be cured by the payment of monies, Lender shall provide to Borrowers twenty-five (25) days for Borrowers to cure such Event of Default prior to imposing the Default Rate of Interest and accelerating the Stated Maturity Date of this Note.

1.4 "Event of Default" shall have the meaning set forth in Section 7 of this Note.

1.5 "Fixed Interest Rate" shall mean 4.54% per annum.

1.6 "Funding Date" shall mean the date that the Lender first disburses the loan proceeds evidenced by this Note which date shall be evidenced by Lender's business records.

1.7 "Guarantor" shall mean, American Realty Capital Operating Partnership II, L.P., a Delaware limited partnership.

1.8 "Guaranty" shall mean the non-recourse, carve out Guaranty of even date herewith, made by the Guarantor to Lender to guarantee payment and performance in accordance with the terms and conditions of the Loan Documents.

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1.9 "Indebtedness" shall mean every sum payable to Lender by Borrowers, jointly and severally, in accordance with the terms and conditions of the Loan Documents.

1.10 "Loan Documents" shall mean collectively this Note, the Mortgages, the Guaranty and any other instrument, document, certificate or affidavit heretofore, now or hereafter given by Borrowers evidencing or securing or by the Guarantor guaranteeing all or any part of the foregoing.

1.11 "Mortgage" shall mean (a) the Mortgage, Assignment of Rents and Leases and Security Agreement, (b) each Deed of Trust, Assignment of Rents and Leases, and Security Agreement, and (c) the Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing Financing Statement (with Power of Sale), each of even date herewith, made by a Borrower to Lender to secure payment and performance by Borrowers of the Loan Documents.

1.12 "Mortgaged Property" shall mean each Property located at the addresses set forth on Exhibit A attached hereto, and the other property comprising "Mortgaged Property" as said term is defined in each Mortgage.

1.13 "Note" shall mean this Note and any and all renewals, amendments, modifications, reductions and extensions hereof and substitutions therefor.

1.14 "Property" shall mean the real property described in each Mortgage.

1.15 "Release Amount" shall mean, for any Mortgaged Property, the Assigned Debt Amount times the Applicable Percentage.

1.16 "Stated Maturity Date" shall mean February 1, 2017.

2. PAYMENTS OF PRINCIPAL AND INTEREST

2.1 The unrepaid advances of the principal sum shall bear interest at the Fixed Interest Rate. Notwithstanding any provision contained in this Note or in any of the other documents executed in connection with this Note, and in addition to Lender's right and option to declare a default or an event of default upon the Borrowers, the interest rate on the outstanding principal amount may be permanently increased by one-half percent (0.50%) per annum in the event that the Borrowers and/or the Guarantor fail to provide to Lender financial statements and/or tax returns in form and content satisfactory to Lender within sixty (60) days of the Lender's written request for same.

2.2 Interest only is payable for the period of time from the Funding Date until February 1, 2012, which amount, at the option of the Lender, shall be payable in advance upon the execution of this Note or combined with the first payment of interest due under this Note.

2.3 Interest shall be due and payable monthly commencing on March 1, 2012, and continuing on the first (1') day of each month thereafter.

2.4 All interest payable in accordance with the Note shall be calculated in arrears on the unrepaid advances of the principal sum on the basis of the actual number of calendar days elapsed and a year of three hundred sixty (360) days.

2.5 Unless sooner paid or declared due and payable in accordance with Subsection 7.2 of this Note, the Indebtedness shall be due and payable in full on the Stated Maturity Date.

2.6 Lender may apply and allocate any payment against any portion of the Indebtedness then due as Lender, in its sole discretion, may elect.

2.7 There shall be due from Borrowers, jointly and severally, to Lender, in addition to all other amounts set forth herein, an amount equal to One-Half percent (0.50%) of the stated principal amount of this Note as a loan origination fee, such fee being due and payable on or before the execution date of this Note. The abovementioned fee is deemed to be fully earned when paid, non-refundable and shall not apply as a payment toward principal or interest or other charges. The Borrowers, jointly and severally, shall also pay, at the time that the loan evidenced by this Note is made, Lender's fees and costs for its outside counsel for the drafting of documents and all review made of documents and reports in connection with the transactions and instruments described in this Note. Borrowers, jointly and severally, shall also pay, upon demand all other out of pocket expenses incurred by the Lender. Borrowers, jointly and severally, also agree to pay upon demand a dishonored payment fee of Fifty Dollars ($50.00) to Lender for each check and or preauthorized charge, which Borrowers provide to Lender for payment of the Indebtedness or any part thereof and is later dishonored.

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3. LATE CHARGES

3.1 If any payment of principal or interest or both is not paid in full on or before its due date or within ten ( I 0) days of its due date, then, in addition to the amount of said payment, there shall be due and payable a late charge for each such payment in the amount of five percent (5%) of such payment which Borrowers agree is a fair and reasonable charge for costs incurred by Lender in processing such late payment and is not a penalty.

4. PREPAYMENT

4.1 The Borrowers may prepay the unrepaid advances of the principal sum, in whole or in part, from time to time, provided (a) that Lender shall receive written notice of Borrowers' intention to so prepay not less than five (5) business days prior to such prepayment, (b) that a payment of all accrued and unpaid interest to the date of such prepayment is included with such prepayment, and (c) if Borrowers prepay greater than ten percent (10%) of the original loan balance in any twelve (12) month period, Borrowers shall pay a prepayment premium equal to two percent (2%) of the principal amount of the loan that is prepaid; provided, however, that no prepayment premium shall be due for any prepayment of principal made on or after November 1, 2016.

4.2 For the purposes of Subsection 4.1 of this Note, repayment of the Indebtedness following an Event of Default and declaration by Lender that the Indebtedness is due and payable shall, notwithstanding such declaration, be deemed a prepayment.

4.3 Unless Lender shall otherwise agree in writing, partial prepayments of principal shall be applied to installments of principal in inverse order of maturity and shall not postpone the due dates of the installments required hereunder and shall not postpone regular payments of interest or principal.

4.4 Lender agrees that so long as no Event of Default then exists under this Note or any of the other Loan Documents, in connection with any sale or other disposition of any Mortgaged Property by the Borrower which owns such Mortgaged Property, Lender will release such Mortgaged Property from the terms of the applicable Mortgage as follows:

(a)	the applicable Borrower shall pay Lender the Release Amount for such Mortgaged Property;

(b)	the Release Amount to be paid to Lender shall be paid out of escrow in connection with the sale or other disposition of the Mortgaged Property to be released; and

(c)	the Borrowers shall also be required to pay to Lender any prepayment premium provided for in Subsection 4.1 above which would be due as a result of the prepayment of the Release Amount.

5. REPRESENTATIONS, WARRANTIES, AND COVENANTS.

5.1	Each Borrower represents, warrants, and covenants that it does not and shall not:

(a)	engage in any business or activity other than the ownership, operation, and maintenance of the Mortgaged Properties and activities incidental thereto;

(b)	acquire or own any material assets other than the Mortgaged Properties;

(c)	(i) take any action which might jeopardize in any respect its existence as an entity duly organized, validly existing, and in good standing under the laws of the State of Delaware, or (ii) without the prior written consent of Lender, amend, modify, terminate, or fail to comply with (x) the provisions of its Operating Agreement or (y) its Articles of Organization;

(d)	own any subsidiary or make any investment in any person or entity without the prior consent of Lender;

(e)	commingle its assets with the assets of any other Borrower, the Guarantor or any other person or entity; incur any debt (secured or unsecured, direct or contingent, including guaranteeing any obligation), other than the Indebtedness;

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(g)	enter into any contract or agreement with any Borrower or the Guarantor or any affiliate of the Guarantor except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms' length basis with third parties;

(h)	maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain, or identify its individual assets from those of any Borrower or the Guarantor or any affiliate of the Guarantor or any other person or entity;

(i)	hold itself out to be responsible for the debts of another person or entity;

make any loans or advances to any third party, including any Borrower or the Guarantor or any affiliate of the Guarantor;

(k)	become insolvent or fail to pay its debts from its assets as the same shall become due;

(l)	fail to hold itself out to the public as a legal entity separate and distinct from any other person or entity or to conduct its business solely in its own name in order not to (i) mislead others as to the identity of the person or entity with which such party is transacting business or (ii) suggest that such Borrower is responsible for the debts of any third party (including the Guarantor or any other Borrower); and

(m)	fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

5.2 At all times prior to the Stated Maturity Date and at all times when any Indebtedness shall be outstanding, Borrowers shall maintain one (1) deposit account (the "Deposit Account") located at Lender where all rental payments received by any Borrower shall be immediately deposited. All payments due on the Indebtedness shall be debited by Lender from the Deposit Account. Prior to the occurrence of an Event of Default under this Note, all rents may be collected by Borrowers and shall then be immediately deposited by Borrowers in the Deposit Account.

5.3 Upon the occurrence of an Event of Default under this Note, all rents assigned to Lender pursuant to any Mortgage shall be paid directly to Lender, and Lender may notify the tenants under the leases to pay all of the rents directly to Lender. Each Borrower hereby authorizes and directs tenants under the leases to pay rents directly to Lender, without further consent of such Borrower, and the tenants may rely upon any written statement delivered by Lender to such tenants. Any such payment to Lender shall constitute payment to the applicable Borrower under the appropriate lease.

5.4 At all times prior to the Stated Maturity Date and at all times when any Indebtedness shall be outstanding, Borrowers shall maintain a balance in the Deposit Account of no less than five percent (5%) of the annual scheduled loan payments for the Indebtedness through the Stated Maturity Date. So long as no Event of Default then exists, all amounts in excess of such minimum amount may be withdrawn by Borrowers. At no time shall the Deposit Account have a balance of less than One Thousand Five Hundred Dollars ($1,500.00).

5.5 The financial statements and other information provided by any Borrower or the Guarantor to Lender or to be provided to Lender in the future are or will be complete and accurate and prepared in accordance with generally accepted accounting principles. There has been no material adverse change in any Borrower's or the Guarantor's financial condition since such information was last provided to Lender.

5.6 Each Borrower shall provide to Lender, in form and content acceptable to Lender, annual, internally prepared financial statements, and a rent roll for the Mortgaged Property owned by such Borrower, as soon as available but no later than one hundred twenty (120) days after the end of each fiscal year of Borrowers (such financial statements to be in form and substance satisfactory to Lender).

5.7 Borrowers shall cause American Realty Capital Daily Net Asset Value Trust, Inc. ("ARCDNAVT") to provide to Lender, in form and content acceptable to Lender, its filed Form 10-K, including annual audited financial statements prepared by an independent certified public accountant selected by ARCDNAVT and acceptable to Lender, as soon as available but no later than one hundred twenty (120) days after the end of each fiscal year of ARCDNAVT (such financial statements to include a balance sheet, statement of income and loss, statement of cash flow, and statement of shareholders' equity).

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5.8 Borrowers, on a combined basis, based on the annual, internally prepared financial statements of each Borrower and any other financial information reasonably requested by Lender, will maintain the following financial covenant: A Debt Service Coverage Ratio as of the end of each fiscal year of at least 1.30 to 1.00. Such ratio shall be tested on an annual basis for the fiscal year of Borrowers then ended. For purposes of this Subsection 5.8, the following terms shall have the following meanings (with any financial term not specifically defined herein having the meaning ascribed to such term under generally accepted accounting principles):

(a)	"EBIDA" shall mean the sum of (i) net income, plus (ii) interest expense, plus (iii) depreciation and amortization expense.

(b)	"Debt Service Coverage Ratio" shall mean (i) EBIDA divided by (ii) the sum of (x) current maturities of long-term debt, (y) current maturities of capital leases, and (z) interest expense.

6. CO-BORROWER STATEMENTS

6.1 The obligations of each Borrower under this Note shall not be affected, modified or impaired upon the happening of any event, including, without limitation, any of the following, whether or not with notice to or the consent of such Borrower:

(a)	The substitution, exchange or modification of any security given by any Borrower or the Guarantor to Lender to secure repayment of the Indebtedness, or any part thereof;

(b)	The waiver, release or termination of any of the covenants, agreements or obligations of any Borrower or the Guarantor under this Note, the Guaranty or any of the other Loan Documents;

(c)	The modification or amendment (whether material or otherwise) of any obligation, covenant or agreement as set forth in this Note, the Guaranty or any of the other Loan Documents;

(d)	Any failure, omission or delay on the part of Lender to enforce, assert or exercise any right, power or remedy conferred upon it in this Note, the Guaranty or any of the other Loan Documents, or any other acts or omissions on the part of Lender;

(e)	The voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets of any Borrower or the Guarantor, however effected, or receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganizations, arrangement, composition with creditors or readjustment or other similar proceedings affecting any Borrower, the Guarantor, or any of the assets of any of them, or any allegation or contest of the validity of this Note, the Guaranty or any of the other Loan Documents, or the disaffirmance of this Note, the Guaranty or any of the other Loan Documents in any such proceeding;

(f)	The invalidity, illegality or unenforceability of this Note, the Guaranty or any provision of any of the other Loan Documents; or

(g)	Any other event or action that would, in the absence of this clause, result in the release or discharge by operation of law of any Borrower or the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Note, the Guaranty or any of the other Loan Documents.

6.2 No setoff, counterclaim or reduction, no diminution of an obligation, and no defense of any kind or nature that any Borrower or the Guarantor has or may have against any other Borrower, the Guarantor or the Lender shall affect, modify or impair the obligations hereunder of any Borrower.

6.3 Each Borrower hereby expressly waives, releases and discharges, any and every right of exoneration, subrogation, contribution, reimbursement and indemnity whatsoever, and any and every right of recourse to security for the debts and obligations evidenced hereby, whether against such Borrower or otherwise, and whether or not the Indebtedness has been paid in full. Each Borrower hereby indemnifies Lender and agrees to defend and hold harmless Lender from and against the loss, mitigation, subordination or other consequences adverse to Lender by reason of this Note being challenged as a preference or suffering any other subjugation under any bankruptcy or other law, whether state or federal, affecting debtors, creditors and/or the relationship between and among them. Without limiting the generality of the foregoing, any and all debts and obligations of any Borrower to any other Borrower or the Guarantor whether past, present or future are hereby fully subordinated to the prior indefeasible payment in full of the Indebtedness. Each Borrower hereby agrees that so long as this Note remains in effect no payments shall be made by any Borrower (or received by any other Borrower or the Guarantor) in connection with any loan or advance made by any other Borrower or the Guarantor to such Borrower, nor will any other Borrower or the Guarantor take any action against any Borrower or any property of such Borrower to enforce payment of any obligations owed by such Borrower to any other Borrower or the Guarantor.

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6.4 Each Borrower waives all defenses based upon suretyship or impairment of collateral, presentment, protest, demand for payment, any right of set-off, notice of dishonor or default, notice of acceptance of, or reliance upon, this Note, notice of the incurring of any of the Indebtedness and notice of any other kind in connection with the Indebtedness or this Note. Each Borrower also waives any right to require a commercially reasonable disposition of any collateral securing the Indebtedness.

7. DEFAULT

7.1 The term "Event of Default" shall mean:

(a)   A failure by Borrowers to make any payment of principal or interest or both when due pursuant to the terms of this Note;

(b)   Any representation or warranty made by Borrowers and/or the Guarantor to Lender in this Note, any of the Loan Documents, any financial statement or any other writing delivered to Lender in connection with the Indebtedness is false or misleading in any material respect;

(c)   Any Borrower and/or the Guarantor shall generally not pay debts as they become due or shall admit in writing inability to pay debts or shall make a general assignment for the benefit of creditors;

(d)   Any Borrower and/or the Guarantor shall transfer assets to others for less than fair value or in other than the ordinary course of business, without Lender's prior written consent;

(e)   Any Borrower and/or the Guarantor shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of such Borrower and/or the Guarantor or any debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking an appointment of a receiver, trustee, custodian, conservator, liquidator, or other similar official for any Borrower, the Guarantor, all or any of the Mortgaged Property, or any other property of any Borrower and/or the Guarantor;

(f)   Any case, proceeding or other action is commenced against any Borrower and/or the Guarantor seeking to have an order for relief entered against such Borrower and/or the Guarantor, as debtor, or seeking a reorganization, arrangement, adjustment, liquidation, dissolution or composition of such Borrower and/or the Guarantor or any debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking an appointment of a receiver, trustee, custodian, conservator, liquidator, or other similar official for such Borrower, the Guarantor, all or any of the Mortgaged Property, or any other property of such Borrower and/or the Guarantor, and such case, proceeding or other action (i) results in the entry of an order for relief against such Borrower and/or the Guarantor or (ii) remains undismissed for a period of sixty (60) days;

(g)   Any Borrower and/or the Guarantor shall have concealed, removed, or permitted to be concealed or removed property, with intent to hinder, delay or defraud creditors, or shall have made or suffered a transfer of property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall have made or suffered a transfer of property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any property through legal proceedings which are not vacated within sixty (60) days from the date thereof;

(h)   An occurrence of any event or condition which results in a default in the payment of any other indebtedness or the performance of any other obligation of any Borrower and/or the Guarantor to Lender;

(i)   The liquidation, termination or dissolution of any Borrower and/or the Guarantor;

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(j)   A reasonable determination by Lender that the condition of any Mortgaged Property has deteriorated to the degree that Lender's security has been materially impaired or that any Mortgaged Property, or any portion thereof, has been abandoned without the written consent of Lender;

(k)   The sale, assignment, leasing (other than in the ordinary course of business), mortgaging, encumbering, or other conveyance of any Mortgaged Property, or any portion thereof or legal, equitable or beneficial interest therein, or any contracting for any of the same, except as otherwise expressly permitted in the Loan Documents;

(1)   The filing of a mechanics' or materialmen's lien upon any Mortgaged Property, which lien is not discharged, bonded off or insured over within thirty (30) days after such filing;

(m)   The sale, assignment, transfer or other conveyance of membership interest, corporate shares or of partnership interests, whether in any Borrower or in others, the effect of which is to sell, assign, transfer or otherwise convey any legal, equitable or beneficial interest in any Borrower or in any Mortgaged Property or to cause a change in the control of any Borrower, or any mortgage, pledge or other encumbrance of such membership interest, corporate shares or partnership interests, such that a sale, assignment, transfer or other conveyance pursuant to such mortgage, pledge or other encumbrance would result in a violation of the prohibition against sale, assignment, transfer or conveyance, aforesaid;

(n)   The occurrence of any event of default, acceleration, or commencement of foreclosure under any other mortgage, lien or encumbrance on any Mortgaged Property, prior or subordinate to the lien of any Mortgage;

(o)   The entry of any judgment or lien against any Borrower and/or the Guarantor by or in favor of any third person which judgment or lien is not satisfied, discharged or bonded off within thirty (30) days from the date of entry of said judgment or lien;

(p)   The failure of ARCDNAVT to provide to Lender, as requested from time to time by Lender, its financial statements, to be in form and content satisfactory to Lender, certified by ARCDNAVT that the financial statement fairly represents ARCDNAVT's financial condition as of the end of such fiscal year just ending;

(q)   The failure of any Borrower to provide to Lender, as requested from time to time by Lender, such Borrower's financial statements as of the last day of the fiscal year just ending, all to be in form and content satisfactory to Lender, and certified by such Borrower that the financial statement fairly represents such Borrower's financial condition as of the end of such fiscal year just ending;

(r)   The failure of any Borrower to provide to Lender as requested from time to time by Lender, a financial statement for the Mortgaged Property owned by such Borrower consisting of a balance sheet and a complete itemized statement of income and operating expenses, prepared in accordance with general accounting principles or otherwise in form acceptable to Lender and certified as being correct in all material respects by such Borrower;

(s)   The failure of any Borrower to provide to Lender as requested from time to time by Lender, a rent roll of the Mortgaged Property owned by such Borrower, and certified as being correct in all material respects by such Borrower, such rent roll to be in form and content satisfactory to Lender;

(t)   The failure of any Borrower, the Guarantor, or ARCDNAVT to provide to Lender, as requested from time to time, such other financial information about them and or their properties as is requested by Lender;

(u)   A material adverse change occurs in the financial condition of any Borrower, the Guarantor, ARCDNAVT or any tenant; or

(v)   A failure by any Borrower or the Guarantor to comply with any of the other terms, conditions or covenants specified herein or in any other of the Loan Documents and such failure remains uncured for thirty (30) days after written notice to such Borrower or the Guarantor of such failure.

7.2 Upon the occurrence of any Event of Default, the entire Indebtedness shall thereupon bear interest at the Default Rate of Interest, and at the option of Lender, or automatically in the event of an Event of Default under Subsections 7.1(e) or (f), all the Indebtedness together with interest thereon at the Default Rate of Interest shall immediately become due and payable, without regard to the Stated Maturity Date, without demand made therefor, and without notice to any person, notice of the exercise of said option being hereby expressly waived, and Lender shall have all remedies of a secured party under law and equity to enforce the payment of all of the Indebtedness, time being of the essence in the Note. The Default Rate of Interest shall be charged to Borrowers upon the occurrence of any Event of Default notwithstanding any invoices or billing statements sent by Lender to Borrowers indicating an interest rate to the contrary. In addition, any waiver of Lender's right to charge the Default Rate of Interest or to declare the Indebtedness immediately due and payable must be made in writing and cannot be waived by oral representation or the submission to Borrowers of monthly billing statements.

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8. MISCELLANEOUS

8.1 The failure of Lender to exercise any option herein provided upon the occurrence of any Event of Default shall not constitute a waiver of the right to exercise such option in the event of any continuing or subsequent Event of Default. Each Borrower hereby agrees that the maturity of all or any part of the Indebtedness may be postponed or extended and that any covenants and conditions contained in this Note or in any of the other Loan Documents may be waived or modified without prejudice to the liability of any Borrower on this Note or the other Loan Documents.

8.2 When this Note becomes due, by acceleration or otherwise, Lender may, at its option, demand, sue for, collect, or make any compromise or settlement it deems desirable with reference to property held as security herefor. Lender shall not be bound to take any steps necessary to preserve any rights in the property held as security herefor against prior parties, which each Borrower hereby assumes to do. The provisions hereof shall apply and be controlling as to all property which may at any time be security herefor.

8.3 Each Borrower hereby authorizes Lender, in its sole discretion, upon the occurrence of an Event of Default, to apply all or any portion of the balance of any account maintained by such Borrower with Lender to the payment or reduction, in whole or in part, of any and all the Indebtedness then due, whether by acceleration or otherwise. Upon the occurrence of any Event of Default, Lender shall have the right to setoff all obligations of each Borrower to Lender hereunder, whether matured or unmatured, against all amounts owing to such Borrower by Lender, whether or not then due and payable, and all other funds or property of such Borrower on deposit with or otherwise held in the custody of Lender, all without notice to or demand on such Borrower, such notice and demand being hereby waived.

8.4 Presentment for payment, notice of dishonor, protest, notice of protest and diligence in bringing suit against any party hereto are hereby waived by each Borrower.

8.5 Each Borrower hereby waives all relief from any and all appraisement or exemption laws now in force or hereafter enacted.

8.6 The obligations evidenced or created by this Note, as well as all waivers of rights by each Borrower contained herein shall effectively bind and be the obligations and waivers of any and all others who may at any time become liable for the payment of all or any part of this Note, including, without limitation, all endorsers and guarantors.

8.7 Nothing herein contained, nor in any of the other Loan Documents, shall be construed or so operate as to require any Borrower, or any person liable for the payment of the Indebtedness, to pay interest in an amount or at a rate greater than the highest rate permissible under applicable law. Should any interest or other charges paid by any Borrower, or any parties liable for the payment of the Indebtedness, result in the computation or earning of interest in excess of the highest rate permissible under applicable law, then any and all such excess shall be and the same is hereby waived by Lender, and all such excess shall be automatically credited against and in reduction of the unrepaid advances of the principal sum, and any portion of said excess which exceeds the unrepaid advances of the principal sum shall be paid by Lender to such Borrower and any parties liable for the payment of the Indebtedness, it being the intent of the parties hereto that under no circumstances shall such Borrower or any parties liable for the payment of the Indebtedness, be required to pay interest in excess of the highest rate permissible under applicable law. All interest paid or agreed to be paid to Lender shall, to the extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the Indebtedness, including the period of any renewal or extensions thereof, so that interest thereon for such full period shall not exceed the maximum amount permitted by applicable law.

Notwithstanding anything to the contrary herein contained, in the event that the interest rate to be charged hereunder ever exceeds the highest rate permissible under applicable law, thereby causing the interest accruing on the Indebtedness to be limited to such rate, then any subsequent reduction in the interest rate, to which any Borrower would otherwise be entitled, shall be held in abeyance until the total amount of interest accrued on the Indebtedness equals the amount of interest which would have accrued on the Indebtedness had the interest rate not been limited to the highest rate permissible under applicable law.

8.8 Each Borrower shall, within five (5) business days of written request from Lender, provide (or cause to be provided) any documentation or information reasonably requested by Lender for the purpose of verifying the identity of such Borrower, the Guarantor, or any person that has authority over or control of such Borrower and/or the Guarantor, in accordance with the requirements of the USA Patriot Act as that Act may be amended from time to time.

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8.9 Each Borrower consents to the release of information on or about such Borrower by Lender in accordance with any court order; law or regulation and in response to credit inquiries concerning such Borrower. Each Borrower recognizes that the Lender may sell and or transfer interests in this Note to one or more participants, purchasers and or special purpose entities formed to participate in asset-backed financing transactions and that all documentation, credit reports, financial statements, appraisals and other data, or copies thereof relevant to such Borrower and/or the Guarantor may be exhibited to and retained by any such participant, purchaser, special purpose entity, prospective participant, prospective purchaser or prospective special purpose entity.

8.10 If any provision or any part of any provision, contained in this Note shall for any reason be held or deemed to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision, or remaining part of the affected provision, of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision, or part thereof, had never been contained herein and the remaining provisions of this Note shall remain in full force and effect.

8.11 Borrowers hereby agree to pay, jointly and severally, to Lender all costs of collecting and securing, and of attempting to collect and to secure this Note, and all costs of foreclosing any Mortgage, including, without limitation, reasonable attorneys' fees, appraisers' fees, court costs, notice charges and title insurance charges, whether such attempt be made by suit, in bankruptcy, or otherwise, and said costs and any other sums due Lender by virtue of the Loan Documents may be included in any judgment or decree rendered.

8.12 Any notice required or permitted to be given hereunder shall be in writing. If mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, then such notice shall be effective upon its deposit in the mails. Notice given in any other manner shall be effective only if and when received by the addressee. For purposes of notice, the addresses of each Borrower and Lender shall be as set forth below; provided however, that either party shall have the right to change such party's address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' written notice to the other party.

If to any Borrower:	c/o AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP II, L.P., 405 Park Avenue,
15th Floor, New York, NY 10022
Attn: William M. Kahane, President

If to Lender:	FIRST PLACE BANK, 200 Middle Avenue, 3"I Floor, Elyria, OH 44035
Attn.: Eric C. Diamond, Senior Vice President & Regional Commercial Team Leader

8.13 This Note was executed by each Borrower at New York, New York. This Note is delivered in the State of Ohio and is to be governed by and construed in accordance with the laws of the State of Ohio. Each Borrower hereby consents to, and by execution of this Note submits to the personal jurisdiction of the Court of Common Pleas of Mahoning County, Ohio, and the United States District Court sitting in the Northern District of Ohio, for the purposes of any judicial proceedings which are instituted for the enforcement of this Note. Each Borrower agrees that venue is proper in either of said courts.

8.14 Each Borrower hereby represents that the indebtedness evidenced by this Note has been and will be used primarily for business purposes and that none of the indebtedness has been or will be used in any manner whatsoever for personal, family, educational or household purposes. Each Borrower further represents that the indebtedness evidenced by this Note is not a "consumer loan" or a "consumer transaction" as defined in the Ohio Revised Code and Regulation Z, Truth in Lending, or if so, is an exempted transaction.

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8.15 LENDER, BY ACCEPTANCE OF THIS NOTE, AND EACH BORROWER HEREBY MUTUALLY, VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE FOR THE BENEFIT OF THE OTHER ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE LOAN DOCUMENTS, THE TRANSACTIONS RELATED THERETO OR THE RELATIONSHIP ESTABLISHED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER AND EACH BORROWER TO ENTER INTO THIS TRANSACTION. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY LENDER'S ABILITY TO PURSUE ITS REMEDIES CONTAINED IN THE LOAN DOCUMENTS.

ARCDV DGATNIL001, LLC		ARCDV FDWVLMS1, LLC

By:	/s/ William M. Kahane	By:	/s/ William M. Kahane
	William M. Kahane, President	William M. Kahane, President

ARCDV FDGTRMS1, LLC		ARCDV FDKNSOK001, LLC

By:	/s/ William M. Kahane	By:	/s/ William M. Kahane
	William M. Kahane, President	William M. Kahane, President

EXHIBIT A

PROPERTY INFORMATION

	OWNER/BORROWER	ADDRESS	ASSIGNED DEBT AMOUNT

1.	ARCDV DGATNIL001, LLC	5801 Bond Avenue	$436,326.00
		Alorton, IL 62207

	ARCDV FDWVLMS1, LLC	184 Main Street	$327,475.00
		Woodville, MS 39669

3.	ARCDV FDGTRMS1, LLC	427 N. Captain Gloster Drive	$322,763.00
		Gloster, MS 39638

4.	ARCDV FDKNSOK001, LLC	11225 East Tulsa Avenue	$443,436.00
		Kansas, OK 74347